UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2004

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004 Gottschalks Inc. (the "Company") entered into the First Amendment to the Stockholder's Agreement (the "Amendment"). The original Stockholder's Agreement, by and among the Company, El Corte Ingles ("ECI"), Joseph Levy and Bret Levy (the "Stockholder's Agreement"), was entered into on August 20, 1998, in connection with the acquisition by the Company of substantially all of the assets of The Harris Company ("Harris"), a wholly-owned subsidiary of ECI. As a result of the acquisition, Harris became a significant stockholder of the Company, and both Harris and ECI became affiliates of the Company. Joseph Levy is Chairman of the Company and Bret Levy is his son. The Stockholder's Agreement contained transfer restrictions upon stock of the Company owned by ECI and Harris which expired according to their terms in August 2003. The Amendment deleted reference to those transfer restrictions. The Amendment also changed the term of the Stockholder's Agreement, which originally terminated upon termination of the standstill agreement described below, to run until such time as ECI is no longer entitled pursuant to the Stockholder's Agreement to a representative to the Board of Directors of the Company.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with the Amendment of the Stockholder's Agreement the Company and ECI terminated the Standstill Agreement dated August 20, 1998 by and between the Company and ECI (the "Standstill Agreement"), which was entered into in connection with the amendment to the Stockholder's Agreement described above. Pursuant to the Standstill Agreement ECI had agreed not to increase its ownership in the Company or to initiate or encourage certain transactions relating to a change in control of the Company. The Agreement automatically renewed every August 20, commencing August 20, 2003. ECI had the right to terminate the Standstill Agreement upon 120 day's notice prior to the renewal date, which it had not exercised prior to the date the Standstill Agreement was terminated. There were no material early termination penalties on the Company.

INDEX TO EXHIBITS
Exhibit No.	Description
99-1	First Amendment to the Stockholder's Agreement dated December 15, 2004. Also provided in PDF format as a courtesy.
99-2	Termination of Standstill Agreement dated December 7, 2004. Also provided in PDF format as a courtesy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

December 20, 2004	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

December 20, 2004	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Financial Officer